Exhibit 1.1

EXECUTION VERSION

The J. M. Smucker Company

4,921,934 Shares

Common Shares

(no par value)

Underwriting Agreement

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	New York, New York July 9, 2015

Ladies and Gentlemen:

The person named in Schedule I hereto (the “Selling Stockholder”), owning shares of common shares, no par value per share (the “Common Shares”), of The J. M. Smucker Company, a corporation organized under the laws of Ohio (the “Company”), proposes to sell to Morgan Stanley & Co. LLC (the “Underwriter”), 4,921,934 shares of Common Shares of the Company (said shares to be sold by the Selling Stockholder being hereinafter called the “Securities”) (the “offering”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholder as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, registration statement (file number 333-197428) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), together with the Base Prospectus, one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission, together with the Base Prospectus, a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement (together with the Base Prospectus) shall comply in all material respects with the applicable requirements of the Act and the rules thereunder. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the pricing information set forth in Schedule III, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(d) The documents incorporated by reference in the Disclosure Package and the Prospectus, when they were filed with the Commission, as the case may be, complied in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and the rules thereunder, and as of the date of the respective document, none of such documents contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(h) The historical financial statements (including the related notes thereto) included or incorporated by reference in each of the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes; and the other financial information included or incorporated by reference in each of the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information (including the related notes thereto) included or incorporated by reference in each of the Disclosure Package and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Prospectus, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(i) Except as disclosed in the Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) and (iii) as otherwise disclosed in each of the Disclosure Package and the Prospectus.

(j) The Company and each of its significant subsidiaries have been duly organized or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of organization, or formation, as applicable (to the extent that such concept is recognized or applicable under the laws of their respective jurisdictions of organization or formation, as applicable), are duly qualified to do business and are in good standing (to the extent that such concept is recognized or applicable under the laws of their respective jurisdictions of organization or formation, as applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing (to the extent that such concept is recognized or applicable under the laws of their respective jurisdictions of organization or formation, as applicable) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed on Annex A to this Agreement are the only significant subsidiaries of the Company.

(k) The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company, including the Securities to be sold by the Selling Stockholder in the offering, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Common Shares contained in each of the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly and validly taken.

(m) Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws or similar organizational documents. Except as described in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, having jurisdiction over the Company or any of its subsidiaries, except in each of clauses (i) and (ii), for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Securities and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made or as may be required (i) for the registration of the Securities under the Act, (ii) under the rules of the New York Stock Exchange and (iii) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(p) Except as described in each of the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(q) Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Act. KPMG LLP, which has certified certain financial statements of Blue Acquisition Group, Inc. and its subsidiaries (collectively, “BAG”), is to the Company’s knowledge, an independent registered public accounting firm with respect to BAG within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(r) The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, as described in each of the Disclosure Package and the Prospectus; and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others which could reasonably be expected to result in a Material Adverse Effect.

(t) The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(u) Except as otherwise disclosed in each of the Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed, in each case, through the date hereof except for (A) such failures to pay or file as would not, individually or in the aggregate, have a Material Adverse Effect, or (B) taxes being contested in good faith and for which the Company has established adequate reserves in accordance with generally accepted accounting principles; and (ii) there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, that would, individually or in the aggregate, have a Material Adverse Effect.

(v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not have a Material Adverse Effect.

(w) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(x) (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls (i) as of April 30, 2015 and (ii) to the best of the Company’s knowledge, as of the date hereof.

(aa) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and customary in the Company’s industry to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Neither the Company nor any of its subsidiaries (hereinafter in this Section 1(i)(dd), the “Company”) nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(ee) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ff) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in each of the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Disclosure Package or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(gg) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hh) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to Section 6 hereto in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

(ii) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

(a) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that the Underwriter and the Depository Trust Company or other securities intermediary acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts (within the meaning of Section 8-501 of the UCC) of the Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such Securities; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery (within the meaning of Section 8-301 of the UCC) and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by The Depository Trust Company, in each case on the Company’s share registry in accordance with its charter, by-laws and applicable law, (y) The Depository Trust Company will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriter on the records of the Depository Trust Company will have been made pursuant to the UCC.

(b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as have been obtained or made by the Selling Stockholder on or prior to the Closing Date under the Act, under the Exchange Act, such as may be required by the New York Stock Exchange and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Prospectus and except where the failure to obtain any consents, approvals, authorizations, filings or orders would not impair, in any material respect, the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(d) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder nor the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) the charter, by-laws or other organizational documents of the Selling Stockholder or (ii) the terms of any indenture or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or bound, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Stockholder or any of its subsidiaries, except in the case of (ii) and (iii), for such conflict, breach, violation or imposition that would not impair, in any material respect, the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(e) Solely in respect of any statements in or omissions from the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), (i) on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Disclosure Package and the pricing information set forth in Schedule III, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Selling Stockholder makes no representation or warranty as to any information contained in or omitted from the Registration Statement, the Prospectus (or any supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus or any electronic road show other than (i) its name, (ii) the number of shares of common shares of the Company owned by it prior to the completion of the offering, (iii) the information set forth in the applicable footnote relating to the Selling Stockholder under the beneficial ownership table and (iv) the number of shares of Common Shares to be offered by the Selling Stockholder, in each case as set forth under the caption “Selling Stockholders” in each of the Registration Statement, the Prospectus and the Disclosure Package (such information, the “Selling Stockholder Information”).

Any certificate signed by any officer of the Selling Stockholder and delivered pursuant to Section 6 hereto to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder 4,921,934 Securities, at the purchase price of $103.82 per share, unless otherwise mutually agreed by the parties hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on July 15, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Company and the Selling Stockholder (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter for the account of the Underwriter of the aggregate purchase price of the Securities being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the account specified by the Selling Stockholder. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

The Company, on behalf of the Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from the Selling Stockholder, and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus. The Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

5. Agreements. (i) The Company agrees with the Underwriter that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company will cause the Prospectus and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts (subject to Section 5(i)(f)) to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as the Underwriter may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) if it is not automatically effective upon filing, use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

(d) As soon as practicable, the Company will make generally available (which may be satisfied by filing with the Commission’s EDGAR system (or any successor system)) to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in any jurisdiction where it is not now so subject, or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities to the Underwriter; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such registration and qualification, such fees and expenses not to exceed $15,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such filings, such fees and expenses not to exceed $50,000); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (ix) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder. For the avoidance of doubt, the Company, the Selling Stockholder and the Underwriter agree that, if the Company receives any amounts otherwise payable to the Selling Stockholder pursuant to this Agreement, the Company shall receive such amounts solely in trust for the Selling Stockholder and shall promptly pay over such amounts to the Selling Stockholder. Except as provided in this Section 5 and Section 7 hereof, the Underwriter shall pay its own costs and expenses, including, without limitation, the costs and expenses of its counsel, stock transfer taxes on resale of the Securities it may make and any advertising expenses connected with any offers it may make. Notwithstanding the foregoing, as between the Company and the Selling Stockholder, the provisions of this Section 5 shall not affect any agreement that the Company and the Selling Stockholder may have or make regarding the allocation of expenses solely between the Company and the Selling Stockholder.

(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Underwriter agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, nothing contained herein shall prohibit or restrict the Company from filing a registration statement on Form S-4 or other applicable form, or any amendments or supplements thereto or any prospectus in respect thereof, relating to the offer or sale of debt securities of the Company.

(ii) The Selling Stockholder agrees with the Underwriter that:

(a) The Selling Stockholder will provide a letter substantially in the form of Exhibit A hereto prior to the date hereof.

(b) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) The Selling Stockholder will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in the Selling Stockholder Information with respect to the Selling Stockholder.

(d) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Wachtell, Lipton, Rosen & Katz, counsel for the Company, to have furnished to the Underwriter its opinion and negative assurance letters, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit B.

(c) The General Counsel of the Company, shall have furnished to the Underwriter her opinion dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit C.

(d) The Company shall have requested and caused Calfee, Halter & Griswold LLP, Ohio counsel for the Company, to have furnished to the Underwriter its opinion, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit D.

(e) The Selling Stockholder shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholder, to have furnished to the Underwriter its opinion dated the Closing Date, addressed to the Underwriter and substantially in the form attached hereto as Exhibit E.

(f) The Underwriter shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h) The Selling Stockholder shall have furnished to the Underwriter a certificate, signed by an authorized representative of the Selling Stockholder reasonably acceptable to counsel to the Underwriter dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(i) The Company shall have requested and caused each of Ernst & Young LLP and KPMG LLP to have furnished to the Underwriter at the Execution Time and, in the case of Ernst & Young LLP, at the Closing Date, letter(s), dated respectively as of the Execution Time and, if applicable, as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the management, condition (financial or otherwise), earnings, business or properties of the

Company or its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or its subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(m) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriter, 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a failure to purchase and pay for any of the Securities agreed to be purchased by the Underwriter, the Company will reimburse the Underwriter on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities; provided that the Company and the Selling Stockholder shall then be under no further obligation to the Underwriter in respect of the Securities not so delivered except as provided in Sections 5(i)(h) and 8 hereof.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, the Selling Stockholder, and the trustees, stockholders, members, directors, managers, partners, officers, and employees of the Selling Stockholder, and each person who controls the Underwriter or Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus, or the Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder or the Underwriter specifically for inclusion therein, it being understood that the only such information provided by the Selling Stockholder is the Selling Stockholder Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each of its employees, the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person who controls the Company or the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter and Selling Stockholder and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood that the only such information provided by the Selling Stockholder is the Selling Stockholder Information. The liability of the Selling Stockholder under this Agreement shall be limited to an amount equal to the total net proceeds (after deducting the underwriter’s discounts and commissions but before deducting expenses) from the sale of shares of Common Shares by the Selling Stockholder under this Agreement. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

(c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each of its employees, the Selling Stockholder and the trustees, stockholders, members, directors, managers, partners, offices, employees and agents of the Selling Stockholder, and each person who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnities to the Underwriter, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnities. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth in (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” the paragraph related to covering transactions in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party in the defense of any such claim or litigation and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for the fees of more than one separate counsel (in addition to one local counsel in any applicable jurisdiction) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement entered without its prior written consent (which consent shall not be unreasonably withheld or delayed).

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Stockholder and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriter from the offering of the Securities; provided, however, that in no case shall (i) the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder or (ii) the Selling Stockholder be responsible for any amount in excess of the total net proceeds (after deducting underwriter’s discounts and commissions but before deducting expenses) received by the Selling Stockholder from the sale of shares of Common Shares under this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholder and the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, each person who controls the Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each trustee, stockholder, member, director, manager, partner, officer and employee of the Selling Stockholder shall have the same rights to contribution as the Selling Stockholder, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to One Strawberry Lane, Orrville, Ohio 44667 (fax: 330-684-3026); Attention: General Counsel; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule I hereto.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. No Fiduciary Duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholder and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriter, or any of them, with respect to the subject matter hereof (for the avoidance of doubt, other than the Shareholders Agreement, dated as of February 3, 2015, among the Company, the Selling Stockholder and the other parties thereto).

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Company, the Underwriter and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in the preamble above included in the Registration Statement at the Effective Date that omits Rule 430A Information and Rule 430C Information.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus dated June 19, 2015, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 5:30 p.m. on the date hereof.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in the preamble above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A,” “Rule 430C” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 430C Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430C.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the Underwriter.

Very truly yours, The J. M. Smucker Company

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Vice President, General Counsel and Corporate Secretary

[Signature Page to Underwriting Agreement]

Blue Holdings I, L.P. By: Blue Holdings GP, LLC, its general partner

By:	/s/ David Hooper
Name: David Hooper
Title: Manager

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Thilakshani Dias
Name: Thilakshani Dias
Title: Executive Director

Schedule I

Selling Stockholder:	Number of Securities to Be Sold
Blue Holdings I, L.P. c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street Suite 4200 New York, New NY 10019	4,921,934

Total	4,921,934

Schedule II

None

Schedule III

Additional pricing information:

•	The Free Writing Prospectus filed by the Company with the Commission on July 9, 2015.

•	The public offering price per share for the Shares is the price per share paid by each applicable investor.

•	The number of Securities purchased by the Underwriters from the Selling Stockholder is 4,921,934.

Form of Lock-Up Agreement	EXHIBIT A

The J.M. Smucker Company

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	[•],2015

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among The J.M. Smucker Company, an Ohio corporation (the “Company”), the Selling Stockholder named therein and you, as the Underwriter named therein, relating to an underwritten public offering of common shares, no par value per share (the “Common Shares”), of the Company (the “Offering”).

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Morgan Stanley & Co. LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Shares or any securities convertible into, or exercisable or exchangeable for Common Shares, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 30 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Shares (i) by will or intestacy, provided that each transferee is bound in writing by the restrictions set forth herein, (ii) as a bona fide gift or gifts, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency, (ix) in connection with transactions by any person other than the Company relating to shares of Common Shares acquired in open market transactions after the completion of the Offering provided that in the case of this clause (ix) no public reports

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or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended) reporting a reduction in beneficial ownership of Common Shares shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof, (x) with the prior written consent of Morgan Stanley & Co. LLC and/or (xi) as contemplated by the Registration Statement on Form S-3 filed with the SEC; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (vii), if any public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended) reporting a reduction in beneficial ownership of Common Shares shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide Morgan Stanley & Co. LLC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer shares of Common Shares to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Shares subject to the provisions of this letter agreement and there shall be no further transfer of such shares of Common Shares except in accordance with this letter agreement, and provided further that any such transfer shall not involve a disposition for value.

The restrictions described in this letter agreement shall not apply to (i) the sale of the undersigned’s shares of Common Shares pursuant to the Underwriting Agreement; (ii) the “net” or “cashless” exercise of any options to acquire Common Shares pursuant to the employee stock option plans as described in the Prospectus, provided that any shares of Common Shares received upon such exercise shall be subject to the terms of this letter agreement; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such trading plan pursuant to Rule 10b5-1 during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in the Company’s periodic reports under the Securities Exchange Act of 1934, as amended, to the effect that Company directors and officers may enter into such trading plans from time to time; and (iv) transfers of shares of Common Shares to the extent required by any regulatory authority, law or regulation applicable to the undersigned.

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The undersigned hereby agrees that, during the Lock-Up Period, it will not make any demand for or exercise any right with respect to the registration of any shares of Common Shares or any securities convertible into, or exercisable or exchangeable for Common Shares without the prior consent of Morgan Stanley & Co. LLC (other than any such demand or exercise (i) for purposes of participation in the Offering or (ii) that would not require the filing of a registration statement during the Lock-Up Period).

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Common Shares to be sold thereunder, (ii) the Registration Statement on Form S-3 in respect of the Offering is withdrawn by the Company or (iii) the Company notifies the Underwriter that it does not intend to proceed with the Offering.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Yours very truly, Blue Holdings I, L.P. By: Blue Holdings GP LLC, its general partner

By:
Name:
Title:

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